UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                            Entry into a Material Definitive Agreement

The information provided in Item 2.03 is incorporated herein by reference in this Item 1.01.

Item 2.03                            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Convertible Notes

On February 5, 2008, AAR CORP. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers named therein to sell $125.0 million aggregate principal amount of 1.625% Convertible Senior Notes due 2014 (the “2014 Notes”) and $100.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2016 (the “2016 Notes,” and together with the 2014 Notes, the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted an option to the initial purchasers for up to an additional $12.5 million aggregate principal amount of the 2014 Notes and $12.5 million aggregate principal amount of the 2016 Notes. Interest on the Notes will be payable in cash semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2008. The 2014 Notes will mature on March 1, 2014 and the 2016 Notes will mature on March 1, 2016. Upon conversion of the Notes, holders will receive cash up to the principal amount, and any excess conversion value will be delivered, at the election of the Company, in cash, common stock of the Company (“Common Stock”) or a combination of cash and Common Stock. The Notes are senior, unsecured obligations of the Company and rank equal in right of payment with all existing and future unsecured and unsubordinated indebtedness. The Notes are effectively junior to the Company’s secured indebtedness and its subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

A copy of the Purchase Agreement and the Company’s press release announcing the pricing of the Notes are attached hereto as Exhibits 4.1 and 99.1, respectively, and incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the Notes offering, on February 5, 2008, the Company entered into convertible note hedge and warrant transactions (the “Convertible Note Hedge and Warrant Transactions”) with an affiliate of one of the initial purchasers of the Notes (the “Counterparty”). The convertible note hedge transactions, which are structured as call options, have an exercise price equal to the conversion price of the Notes. The warrant transactions allow the Counterparty to require the Company to sell it shares of Common Stock at an exercise price that is 75.0% higher than the closing price of the Company’s common stock on the NYSE on February 5, 2008. The Convertible Note Hedge and Warrant Transactions are intended to reduce potential dilution to the Common Stock upon potential future conversion of the Notes and generally have the effect on the Company of increasing the conversion price of the Notes to approximately $48.83 per share, representing a 75.0% premium based on the last reported sale price of $27.90 per share on February 5, 2008. The cost to the Company of the hedge transactions is approximately $62.6 million, and the proceeds received by the Company for the warrant transactions are approximately $36.0 million, resulting in a net incremental cost to the Company of approximately $26.6 million.

In connection with the Convertible Note Hedge and Warrant Transactions, the Company and the Counterparty entered into confirmation letters (collectively, the “Confirmations”) setting forth the terms and conditions of the Convertible Note Hedge and Warrant Transactions. The description of the Convertible Hedge and Warrant Transactions is qualified in its entirety by reference to the Confirmations, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02                            Unregistered Sales of Equity Securities

The information provided in Item 2.03 is incorporated herein by reference in this Item 3.02.

The Company sold $125 million aggregate principal amount of 2014 Notes and $100 million aggregate principal amount of 2016 Notes pursuant to the Purchase Agreement in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The aggregate estimated offering expenses in connection with the transaction, including underwriting discounts and commissions, were approximately $5.5 million.

Holders may convert their Notes prior to the close of business on the business day before the stated maturity date based on a conversion rate of 28.1116 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $35.57 per share), subject to adjustment, only under the following circumstances:

•                  during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter) if, as of the last day of the preceding calendar quarter, the closing price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 130% of the applicable conversion price per share of Common Stock on the last day of such preceding calendar quarter;

•                  during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes of the applicable series for each day of that period was less than 98% of the product of the closing price of the Common Stock and the then applicable conversion rate;

•                  if a designated event or similar change of control transaction occurs;

•                  upon specified corporate transactions; or

•                  beginning on February 1, 2014, in the case of the 2014 Notes, or February 1, 2016, in the case of the 2016 Notes and ending at the close of business on the business day immediately preceding the applicable maturity date.

Item 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

4.1	Purchase Agreement between AAR CORP. and Merrill Lynch & Co., for itself and as representative of the other Initial Purchasers, dated February 5, 2008.

10.1	Confirmation of OTC Convertible Note Hedge Transaction for 2014 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.2	Confirmation of OTC Convertible Note Hedge Transaction for 2016 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.3	Confirmation of OTC Warrant Transaction for 2014 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.4	Confirmation of OTC Warrant Transaction for 2016 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

99.1	Press release dated February 5, 2008 announcing AAR CORP.’s pricing of $125 million Convertible Senior Notes due 2014 and $100 million Convertible Senior Notes due 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 11, 2008

AAR CORP.

By:	/s/ Richard J. Poulton
Richard J. Poulton
Vice President-Chief Financial Officer &
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Purchase Agreement between AAR CORP. and Merrill Lynch & Co., for itself and as representative of the other Initial Purchasers, dated February 5, 2008.

10.1	Confirmation of OTC Convertible Note Hedge Transaction for 2014 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.2	Confirmation of OTC Convertible Note Hedge Transaction for 2016 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.3	Confirmation of OTC Warrant Transaction for 2014 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

10.4	Confirmation of OTC Warrant Transaction for 2016 Notes, dated February 5, 2008, by and between AAR CORP., and Merrill Lynch Financial Markets, Inc.

99.1	Press release dated February 5, 2008 announcing AAR CORP.’s pricing of $125 million Convertible Senior Notes due 2014 and $100 million Convertible Senior Notes due 2016.